EXHIBIT 99.2

                         REVOCABLE PROXY
                  WEST JERSEY BANCSHARES, INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

            PROXY SOLICITED ON BEHALF OF THE BOARD OF
            DIRECTORS OF WEST JERSEY BANCSHARES, INC.
               FOR SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD FEBRUARY 20, 1996

     The undersigned hereby appoints John A. Van Voorhis and Peter G. Stewart and each of them, with full power of substitution, proxies and agents of the undersigned, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of West Jersey Bancshares, Inc. (the "Company"), held of record by the undersigned on January 2, 1996 at the Special Meeting of Stockholders of the Company, to be held at the corporate offices of West Jersey Community Bank, 165 Passaic Avenue, Fairfield, New Jersey 07004 on Tuesday, February 20, 1995 at 10:00 a.m., Eastern Time, and any adjournment thereof.

The Board of Directors unanimous recommends a vote FOR the following:

     1.   THE APPROVAL AND ADOPTION          For       Withheld
          OF THE AGREEMENT AND PLAN          [ ]         [ ]
          OF MERGER DATED AS OF
          SEPTEMBER 29, 1995 (THE
          "MERGER AGREEMENT") BETWEEN
          THE COMPANY AND SOVEREIGN
          BANCORP, INC. ("SOVEREIGN"),
          PROVIDING FOR THE MERGER
          OF THE COMPANY WITH AND INTO
          SOVEREIGN, AS DESCRIBED IN
          THE COMPANY'S PROXY
          STATEMENT.

     2.   THE APPROVAL OF AN ADJOURNMENT     For       Withheld
          OF THE SPECIAL MEETING, IF         [ ]         [ ]
          NECESSARY, TO PERMIT FURTHER
          SOLICITATION OF PROXIES IN
          THE EVENT THERE ARE NOT
          SUFFICIENT VOTES AT THE TIME
          OF THE SPECIAL MEETING TO
          CONSTITUTE A QUORUM OR TO
          APPROVE THE MERGER AGREEMENT,
          AS DESCRIBED IN THE COMPANY'S
          PROXY STATEMENT

     3. To transact such other business as may properly be brought before the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting.

If you plan to attend the Special Meeting, please check     [ ]
the following box and your name will be placed on the admission list.

This Proxy when properly executed will be voted in the manner directed therein by the undersigned stockholders. If no direction is made, this Proxy will be voted FOR Proposal 1 and Proposal 2.

The undersigned acknowledges receipt of the Company's 1994 Annual
Report, the Company's 10-Q for the third quarter of 1995, the Notice of Special Meeting of Stockholders and the Proxy Statement dated _______________.

Please sign exactly as name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, each holder should sign.

Please be sure to sign and date    Date
this Proxy in the box below.       _____________________________

_____ Stockholder sign above _____ Co-holder (if any) sign above